N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Equity Trust
ClearBridge Aggressive Growth Fund

77I: Terms of new or amended securities

In response to Sub-Item 77 I(a) , the Registrant incorporates by reference the supplement to the fund?s prospectus as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on August 7, 2015 (Accession No. 0001193125-15-282238). The Registrant also incorporates by reference Post-Effective Amendment No. 315 to Form N-1A filed on December 15, 2014 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-14-442651).